Exhibit 10.1

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH SALE, TRANSFER, PLEDGE OR ASSIGNMENT OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE.

Socket Mobile, Inc.

SECURED SUBORDINATED CONVERTIBLE NOTE

Issuance Date: August 31, 2020	Principal Amount: U.S. $[__________]

FOR VALUE RECEIVED, Socket Mobile, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [Note holder], or its registered assigns (the “Holder”), the principal amount of [$_______], (“Principal”), or such lesser amount as shall equal the outstanding principal amount hereof, together with any accrued and unpaid interest on such Principal as may be then outstanding at a rate equal to ten percent (10%) per annum, computed on the basis of actual number of days elapsed and a year of 365 days, pursuant to Section 2 below (“Interest”), in lawful money of the United States of America upon the earlier of (i) the Maturity Date (as defined below) or (ii) within ten (10) business days after the Company’s receipt of a written request from the Holder made at any time on or after August 31, 2021 pursuant to Section 1 below; provided, in each case, that such Principal and Interest have prior thereto not been converted into shares of Common Stock, $0.001 par value per share, of the Company pursuant to Section 3 below.

This Secured Subordinated Convertible Note (the “Note”) is one of a series of “Notes” issued on August 31, 2020, by the Company in an aggregate principal amount of $1,530,000.

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THE OBLIGATIONS DUE UNDER THIS NOTE ARE SUBJECT TO THE TERMS OF THE SUBORDINATION AGREEMENT, DATED AS OF THE DATE HEREOF, AMONG THE HOLDERS OF THE NOTES, WESTERN ALLIANCE BANK AND THE COMPANY.

1.                  REPAYMENT OF THE NOTE.

(a)                Repayment at Maturity. Unless the obligations under this Note are earlier repaid in full pursuant to Section 1(b), 1(c) or otherwise or converted pursuant to Section 3, the Company shall pay to the Holder an amount in cash representing all outstanding Principal plus any accrued and unpaid Interest thereon on August 30, 2023 (the “Maturity Date”).

(b)               Mandatory Repayment at the Option of the Holder. The Holder shall have the right, at any time on or after September 1, 2021, to require the Company to repay all or any portion of the outstanding Principal plus all accrued and unpaid Interest thereon. Such request shall be made in writing delivered to the Chief Financial Officer of the Company in accordance with Section 20 below. Repayment of such requested Principal and any accrued and unpaid Interest thereon shall be made no later than ten (10) business days following the Company’s receipt of such request.

(c)                Mandatory Prepayment upon a Change of Control. In the event of a Change of Control, the outstanding Principal plus any accrued and unpaid interest thereon, in each case, that has not otherwise been repaid, prepaid or converted in accordance with this Note, shall automatically be due and payable immediately prior to the close of such Change of Control. The Company shall deliver to the Holder notice of a Change of Control (the “Change of Control Notice”) not less than ten (10) calendar days prior to any anticipated Change of Control effective date (the “Anticipated Change of Control Date”); provided, that if the Company does not have ten (10) calendar days’ prior knowledge of such Change of Control, it shall provide such notice as soon as practicable after obtaining knowledge thereof. For purposes of this Section 1(c), “Change of Control” shall mean (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

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2.                  INTEREST; INTEREST RATE. Interest on the Principal outstanding from time to time shall commence accruing on the Issuance Date (as set forth above) and shall be payable in cash on the last business day of each calendar quarter until the Maturity Date, unless paid earlier in connection with the repayment of Note pursuant to Section 1 hereof or conversion of the Note pursuant to Section 3 hereof, with such first payment due on December 31, 2020.

3.                  CONVERSION RIGHTS. This Note shall be convertible at the option of the Holder into shares of Common Stock at any time on or prior to the Maturity Date or earlier repayment pursuant to Section 1.

(a)                Conversion Right. Subject to any limitation set forth in this Section 3(a), at any time or times on or after the Issuance Date up to and including the Maturity Date (or earlier repayment pursuant to Section 1), the Holder shall have the right to convert any portion of the outstanding Principal (such requested amount, the “Conversion Amount”) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 4, at the Conversion Price (as defined below). Following the Company’s delivery of a Change of Control Notice to the Holder, the Holder shall have the right to convert this Note pursuant to this Section 3(a) until the actual effective date of such Change of Control (any such conversion, a “Change of Control Conversion”), after which time the Holder’s right to convert this Note shall terminate. Such request shall be made in writing delivered to the Chief Financial Officer of the Company. Conversion shall be effective upon the date of such request if received or such later date as may be requested by the Holder, but in no event later than the Maturity Date (the “Conversion Date”). The Company shall not issue any fraction of a share of Common Stock upon any such conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction down to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion, provided, however, that in no event shall the Company be required to pay any such taxes that may be payable in respect of the issuance and delivery of Common Stock in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such Common Stock unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such taxes or shall have established to the satisfaction of the Company that such taxes have been paid or are not payable.

(b)               Conversion Formula. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) (the “Conversion Shares”) shall be determined by dividing such Conversion Amount by the Conversion Price. For purposes hereof, “Conversion Price” means $1.46, which was the market closing price of the Common Stock on Friday, August 28, 2020 on the Nasdaq Capital Market.

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(c)                Principal Market Regulation. Notwithstanding any other provision of this Note, the Company shall not issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion without breaching the Company’s obligations under the rules or regulations of the Nasdaq Capital Market, except that such limitation shall not apply in the event that the Company: (i) obtains the approval of its stockholders as required by the applicable rules of the Nasdaq Capital Market for issuances of shares of Common Stock in excess of such amount, or (ii) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion is reasonably satisfactory to the Holder.

4.                  CONVERSION PROCEDURES. In order to convert any Conversion Amount into applicable shares of Common Stock pursuant to Section 3 above, the Holder shall (i) deliver an executed notice of conversion, in the form attached hereto as Exhibit I (the “Conversion Notice”), and (ii) surrender this Note to a nationally recognized overnight delivery service for delivery (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 11), in each case, to the Chief Financial Officer of the Company in accordance with Section 20. On or before the first (1st) trading day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or email an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) trading day following the date of receipt of a Conversion Notice, the Company shall cause the Transfer Agent to issue and deliver the Conversion Shares by means of delivery of book entry shares to the account of the Holder or to the account of the securities intermediary of the Holder for the benefit of the Holder, in each case, as specified in the Conversion Notice bearing restrictive legends referring to applicable securities laws, for the number of Conversion Shares to which the Holder shall be entitled. If this Note is physically surrendered for conversion pursuant to this Section 4 and the then-outstanding Principal of this Note is greater than the portion of the Principal being converted, then the Company shall as soon as practicable and in no event later than three (3) business days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note representing the outstanding Principal not converted. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. Notwithstanding the foregoing, any Conversion Shares issuable in connection with a Change of Control Conversion shall be issued within three (3) business days following the actual effective date of the Change of Control.

5.                  EVENTS OF DEFAULT. The occurrence of the Company’s failure to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note on the date due and such payment shall not have been made within five (5) business days of the Company’s receipt of written notice to the Company of such failure to pay, in either case, shall constitute an “Event of Default.” Upon the occurrence and during the continuance of any Event of Default, the principal amount of the Note outstanding and, to the extent permitted by applicable law, any interest payments on the Notes owed hereunder that, in either case, are then due and owing, shall thereafter bear interest payable on demand at a rate that is 10.0% per annum in excess of the interest rate otherwise payable hereunder with respect to the Note.

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6.                  RESERVATION OF AUTHORIZED SHARES. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock sufficient to permit conversion of this Note. Thereafter, so long as any portion of this Note remains outstanding, the Company shall take all reasonable action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Note, the number of shares sufficient to permit conversion of this Note.

7.                  VOTING RIGHTS. The Holder shall have no voting rights with respect to any shares of Common Stock issuable upon conversion of this Note prior to the applicable Conversion Date.

8.                  SECURITY. This Note and the other Notes are secured by the assets of the Company, including its intellectual property assets, excluding assets securing specific liens.

9.                  REGISTRATION. The Company will use reasonable efforts to prepare and file and use reasonable efforts to cause to be declared effective or otherwise become effective pursuant to the Securities Act no later than November 30, 2020 a Registration Statement or post-effective amendment to an existing Registration Statement in order to provide for resales of the Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under Act (subject to the availability of a Registration Statement on Form S-3 or any successor form thereto). “Registrable Securities” shall mean the Notes and the shares of Common Stock issuable upon conversion thereof; provided, any such securities shall cease to be Registrable Securities when (a) they have been sold or otherwise disposed of pursuant to an effective Registration Statement or in compliance with Rule 144 or (b) they cease to be outstanding; provided, further, that any security that has ceased to be Registrable Securities in accordance with the foregoing definition shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities are not Registrable Securities.

10.              REPRESENTATIONS AND WARRANTIES OF INVESTORS. The Holder represents and warrants to the Company as follows, as of the date hereof:

(a)          No Public Sale or Distribution. The Holder is acquiring its Note, and upon conversion of its Note will acquire the Conversion Shares (together with the Note, the “Securities”) issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Act. The Holder does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities in violation of applicable securities laws.

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(b)         Accredited Investor Status. Such Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c)          Reliance on Exemptions. Such Holder understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder to acquire the Securities.

(d)         Information. Such Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Holder. Such Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Holder understands that its investment in the Securities involves a high degree of risk. Such Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)          No Governmental Review. Such Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)           Transfer or Resale. Such Holder understands that, except as set forth in Section 9: (i) the Securities have not been and are not being registered under the Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel to such Holder, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Holder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Act) may require compliance with some other exemption under the Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

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(g)          Validity; Enforcement. This has been duly and validly authorized, executed and delivered on behalf of such Holder and constitutes the legal, valid and binding obligations of such Holder enforceable against such Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(h)          Manipulation of Prices. Neither such Holder, nor to such Holder’s knowledge, any of its affiliates or investment advisors, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the manipulation of the price of the shares of Common Stock.

(i)            Residency. Such Holder is a resident of the jurisdiction specified below its address on the Schedule of Holders.

11.              LOST, STOLEN OR MUTILATED NOTE. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form, and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the then-outstanding Principal.

12.              TRANSFER RESTRICTIONS. The rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

13.              WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Holders; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Holder’s written consent, or (ii) reduce the rate of interest of this Note without Holder’s written consent. “Majority in Interest of Holders” shall mean Holders holding more than 66.67% of the aggregate outstanding principal amount of the Notes.

14.              PARI PASSU NOTES. Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to any other Notes. In the event Holder receives payments in excess of its pro rata share of the Company’s payments to the holders of all of the Notes, then Holder shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

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15.              USURY. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

16.              CURRENCY. All dollar amounts referred to in this Note are in United States Dollars, and, unless converted into the Company’s equity securities pursuant to the terms hereof, all amounts owing under this Note shall be paid in such currency.

17.              CANCELLATION. After all Principal and accrued and unpaid Interest owed on this Note have either been paid or converted in full, this Note shall automatically be deemed canceled. Thereupon, the Holder shall promptly surrender this Note to the Company for cancellation, and it shall not be reissued.

18.              COUNTERPARTS. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note.

19.              GOVERNING LAW, JURISDICTION AND OTHER MATTERS. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. The courts of the Northern District of California and state courts located in Alameda County in the State of California shall be the exclusive jurisdiction for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and the Holder hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper. In the event that any provision of this Note is found to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. By acceptance of this Note, Holder hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note. If the jury waiver set forth in this paragraph is not enforceable, then any claim or cause of action arising out of or relating to this Note or any of the transactions contemplated therein shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the presiding judge of the California Superior Court for Alameda County. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

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20.              NOTICES. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and sent, mailed or delivered to each party at the respective addresses of the parties as set forth on the signature page to this Note, or at such other address as the Company shall have furnished to the Holder in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid. In the event of any conflict between the Company’s books and records and this Note or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

21.              WITHHOLDING. Notwithstanding any other provision to the contrary, the Company shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable pursuant to this Note such amounts as may be required to be deducted or withheld therefrom under any provision of applicable law, and to request and be provided any necessary tax forms and information, including IRS Form W-8BEN-E (or other appropriate version of IRS Form W-8 or IRS Form W-9), as applicable, from each beneficial owner of this Note. To the extent such amounts are so deducted or withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes under this Note as having been paid to the person to whom such amounts otherwise would have been paid.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

SOCKET MOBILE, INC.

By:	/s/ Lynn Zhao
Name: Lynn Zhao Title: Chief Financial Officer 39700 Eureka Drive Newark, California 94560-4808

Holder

By: ____________

Name: [____________ ]

Title: [____________ ]

[HOLDER ADDRESS]

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EXHIBIT I

Socket Mobile, INC.

CONVERSION NOTICE

Reference is made to the Secured Subordinated Convertible Note dated August 31, 2020 (the “Note”) issued to the undersigned Holder (or its predecessor Holder) by Socket Mobile, Inc. (the “Company”). In accordance with and pursuant to Section 3 of the Note, the undersigned hereby elects to convert the amount of Principal of the Note indicated below into shares of Common Stock, $0.001 par value per share, of the Company, as of the date specified below.

Date of Conversion:
Principal to be converted:

AGGREGATE AMOUNT TO BE CONVERTED:
Please confirm the following information:
Conversion Price:
Number of shares of Common Stock to be issued:
Please issue the Common Stock issuable upon conversion of the above [aggregate] amount in the following name and to the following account:
Issue to:

Tax ID:
Facsimile Number:
Holder:
By:
Title:	Dated:

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EXHIBIT II

SOCKET MOBILE, INC.

CONVERSION NOTICE ACKNOWLEDGMENT

Socket Mobile, Inc. hereby acknowledges receipt of this Conversion Notice and hereby directs American Stock Transfer & Trust to issue the indicated number of shares of Common Stock to the person/entity set forth in the attached Conversion Notice dated _________, 20__.

SOCKET MOBILE, INC.

By:
Name: Title:

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